Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Apollo S3 Private Markets Fund

Tendered Pursuant to the Offer to Purchase

Dated February 13, 2026

The Offer and withdrawal rights will expire on March 16, 2026 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on March 16, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Fax: 833-864-1277
SS&C GIDS, Inc.	FOR ADDITIONAL INFORMATION CALL:
Attn: Apollo S3 Private Markets Fund	888-926-2688
PO Box 219536
Kansas City, MO 64121-9536

Overnight Mail
Apollo S3 Private Markets Fund C/O SS&C GIDS, Inc. 801 Pennsylvania Ave, Suite 219536 Kansas City, MO 64105-1307

You are responsible for confirming that this Notice is received timely by SS&C GIDS, Inc., the transfer agent of Apollo S3 Private Markets Fund (the “Fund”). To assure good delivery, please send this page to SS&C GIDS, Inc. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date